UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on December 6, 2019.

MEDTRONIC PLC

MEDTRONIC PLC
ATTN: MARCY CAMAROTTO
710 MEDTRONIC PARKWAY
MS LC300
MINNEAPOLIS, MN 55432-5604

Meeting Information

Meeting Type: Annual General Meeting
For holders as of: October 10, 2019
Date: December 6, 2019 Time: 8:00 AM Local Time
Location:	Shelbourne Hotel
27 St. Stephen’s Green
Dublin, Ireland

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 22, 2019 to facilitate timely delivery.

How To Vote	SCAN TO VIEW MATERIALS & VOTE
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.
Shareholder Meeting Registration: To vote and/or attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

Voting Items
The Board of Directors recommends you vote FOR the following proposals:

1.	To elect, by separate resolutions, the twelve director nominees named in the proxy statement to hold office until the 2020 Annual General Meeting of the Company.

Nominees:

	1a.	Richard H. Anderson

	1b.	Craig Arnold

	1c.	Scott C. Donnelly

	1d.	Andrea J. Goldsmith, Ph.D.

	1e.	Randall J. Hogan, III

	1f.	Omar Ishrak

	1g.	Michael O. Leavitt

	1h.	James T. Lenehan

	1i.	Geoffrey S. Martha

	1j.	Elizabeth G. Nabel, M.D.

	1k.	Denise M. O’Leary

	1l.	Kendall J. Powell

2.	To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent auditor for fiscal year 2020 and to authorize, in a binding vote, the Board of Directors, acting through the Audit Committee, to set the auditor’s remuneration.

3.	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote).

4.	To renew the Board’s authority to issue shares.

5.	To renew the Board’s authority to opt out of pre-emption rights.

6.	Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Medtronic ordinary shares.

7.	Transacting any other business that may properly come before the meeting.